Exhibit 99.1
News Release
Pentair Reports Second Quarter 2014 Results

•	Second quarter sales of $1.9 billion.

•	Adjusted EPS grew 13 percent to $1.04 and adjusted operating margins expanded 110 basis points to 14.8 percent.

•	Free cash flow exceeded $380 million in the quarter and the company expects to deliver full year free cash flow greater than 110 percent of net income.

•
The company updates 2014 adjusted EPS guidance to a range of $3.65 - $3.70 from a range of $3.85 - $4.00 in part reflecting today's announcement that the Board of Directors has approved a decision to exit our Water Transport business in Australia.

•	The company also updates its 2015 EPS target to $4.50 from $5.00 reflecting the exclusion of the Water Transport business, ongoing Energy CapEx deferrals, and lingering economic headwinds.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
MANCHESTER, United Kingdom — July 31, 2014— Pentair plc (NYSE: PNR) today announced second quarter 2014 sales of $1.9 billion. Sales were down 3 percent compared to sales for the same period last year. Adjusted second quarter 2014 earnings per diluted share (“EPS”) were $1.04, up 13 percent from adjusted EPS of $0.92 in the second quarter of last year. On a GAAP basis, the company reported EPS of $0.82 compared to EPS of $0.75 in the second quarter of 2013. Adjusted EPS and operating income exclude repositioning costs, acquisition and redomicile-related expenses, gain/loss on sale of a business and certain tax items.
Second quarter 2014 adjusted operating income was $283 million, up 5 percent compared to adjusted operating income for second quarter 2013, and adjusted operating margins were 14.8 percent, an expansion of 110 basis points when compared to adjusted 2013 operating margins. On a GAAP basis, the company reported operating income of $228 million.
Free cash flow in the quarter was $384 million and $358 million for the first half of 2014. The company expects to deliver full year free cash flow greater than 110 percent of net income.
Pentair paid dividends of $0.25 per share in each of the first and second quarters of 2014. Pentair had previously announced on May 20, 2014 the approval by its shareholders of an ordinary cash dividend of $1.20 per share in four equal quarterly installments of $0.30 in each of the third and fourth quarter of 2014 and the first and second quarter of 2015. Pentair has increased its dividend for 38 consecutive years.
On July 28, 2014, Pentair's Board of Directors approved a decision to exit its Water Transport business.
Excluding Water Transport, second quarter sales were $1.8 billion, up 2 percent compared to the same period last year, second quarter 2014 adjusted operating income was $279 million, up 13 percent compared to adjusted operating income for second quarter 2013, and adjusted operating margins were 15.2 percent, an expansion of 150 basis points when compared to adjusted 2013 operating margins.
“Our second quarter met our expectations with many of our end markets recovering, albeit at a more moderate rate than anticipated,” said Randall J. Hogan, Pentair Chairman and Chief Executive Officer.
SECOND QUARTER BUSINESS HIGHLIGHTS
Unless otherwise indicated, all comparisons are year-over-year against 2013 adjusted results. See attached reconciliations of these Non-GAAP measures.
Valves & Controls delivered second quarter 2014 sales of $634 million, up 2 percent versus the prior year quarter. Backlog increased 2 percent to $1.4 billion compared to first quarter 2014.

•
Sales in the Energy vertical, which accounted for roughly 60 percent of Valves & Controls revenue in the quarter, were flat. Sales to the oil & gas industry were up 2 percent while sales to the power industry increased 1 percent. Sales to the mining industry decreased 8 percent.

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•	Sales in the Industrial vertical, which accounted for approximately 40 percent of Valves & Controls revenue in the quarter, increased 6 percent.
Valves & Controls delivered second quarter adjusted operating income of $89 million, up 7 percent compared to $84 million in the same quarter last year. Second quarter adjusted operating margins increased 60 basis points to 14.1 percent. Price and productivity more than offset inflation during the quarter. Including repositioning and other charges, Valves & Controls reported a GAAP operating income of $72 million in the second quarter.
Process Technologies second quarter sales were $497 million, up 4 percent versus the prior year quarter.

•	Sales in the Residential & Commercial vertical, which accounted for roughly 65 percent of Process Technologies revenue in the quarter, grew 10 percent.

•	Sales in the Food & Beverage vertical, which accounted for approximately 25 percent of Process Technologies revenue in the quarter, decreased 1 percent.
Process Technologies second quarter adjusted operating income of $93 million represented a 17 percent increase as compared to $79 million in the same period last year. Adjusted operating margins increased by 200 basis points to 18.6 percent. Price and productivity more than offset inflation in the quarter. Including repositioning and other charges, Process Technologies reported a GAAP operating income of $82 million in the second quarter.
Flow Technologies, excluding its Water Transport business, delivered second quarter 2014 sales of $300 million, down 2 percent versus the prior year quarter.

•	Sales in the Residential & Commercial vertical, which accounted for roughly 50 percent of Flow Technologies revenue in the quarter, decreased 1 percent.

•	Sales in the Food & Beverage vertical, which accounted for nearly 20 percent of Flow Technologies revenue in the quarter, increased 2 percent.

•	Sales in the Industrial vertical, which accounted for approximately 15 percent of Flow Technologies revenue in the quarter, grew 6 percent.

•	Sales in the Infrastructure vertical, which accounted for nearly 15 percent of Flow Technologies revenue in the quarter, decreased 11 percent.
Flow Technologies delivered second quarter adjusted operating income of $42 million, up 1 percent compared to $41 million in the same quarter last year. Second quarter 2014 adjusted operating margins increased 40 basis points to 13.9 percent. Price and productivity more than offset inflation during the quarter. Including Water Transport, repositioning and other charges, Flow Technologies reported a GAAP operating income of $35 million in the second quarter.
Technical Solutions delivered second quarter 2014 sales of $409 million, up 3 percent versus the prior year quarter.

•	Sales in the Industrial vertical, which accounted for roughly 45 percent of Technical Solutions revenue in the quarter, decreased 1 percent.

•	Sales in the Energy vertical, which accounted for approximately 20 percent of Technical Solutions revenue in the quarter, declined 11 percent.

•	Sales in the Infrastructure vertical, which accounted for nearly 20 percent of Technical Solutions revenue in the quarter, increased 33 percent.

•	Sales in the Residential & Commercial vertical, which accounted for approximately 15 percent of Technical Solutions revenue in the quarter, grew 15 percent.
Technical Solutions delivered second quarter adjusted operating income of $77 million, up 10 percent compared to $70 million in the same quarter last year. Second quarter 2014 adjusted operating margins increased 120 basis points to 18.8 percent. Price and productivity gains more than offset material and labor inflation. Including repositioning and other charges, Technical Solutions reported a GAAP operating income of $74 million in the second quarter.
OUTLOOK
Unless otherwise indicated, the company's 2014 outlook, 2015 EPS target, and comparisons to prior years are on an adjusted basis and exclude the Water Transport business.
The company is updating its full year 2014 adjusted EPS to a range of $3.65 - $3.70, which represents an increase of approximately 20 percent from 2013 adjusted EPS of $3.05. The company anticipates full year 2014 sales of $7.15 billion, or up approximately 2 percent over 2013 sales. The company expects to generate free cash flow in excess of 110 percent of net income in 2014.

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The company is also updating its 2015 target to $4.50 from $5.00 reflecting the exclusion of its Water Transport business, ongoing Energy CapEx deferrals, and lingering economic headwinds.
“Our 2014 expectations have been adjusted to reflect the exit of our Water Transport business, a more muted market outlook, and continued strong delivery of synergies and productivity,” said Hogan. “Our 2015 target continues to demonstrate strong earnings growth and our portfolio remains well positioned to deliver more consistent, predictable growth.”
In addition, the company introduced third quarter 2014 adjusted EPS guidance of $0.93 - $0.95, up approximately 15 percent versus the same quarter last year's adjusted EPS. The company expects third quarter revenue to be approximately $1.76 billion, which would be up approximately 3 percent compared to third quarter 2013 revenue.
EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and second quarter 2014 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully integrate the Flow Control business and achieve expected benefits from such combination; the ability to successfully complete the disposition of our Water Transport business on anticipated terms and timetable; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, complete and integrate acquisitions; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; the ability to achieve our long-term strategic operating goals; and the ability to achieve the expected benefits from the Redomicile. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in our 2013 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this report.

ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With 2013 revenues of $7.5 billion, Pentair employs approximately 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net sales	$1,910.8	$1,963.7	$3,636.0	$3,738.2
Cost of goods sold	1,251.9	1,296.3	2,398.8	2,547.0
Gross profit	658.9	667.4	1,237.2	1,191.2
% of net sales	34.5%	34.0%	34.0%	31.9%
Selling, general and administrative	400.3	409.4	768.7	825.4
% of net sales	20.9%	20.9%	21.2%	22.1%
Research and development	30.9	32.1	60.9	65.6
% of net sales	1.6%	1.6%	1.7%	1.8%
Operating income	227.7	225.9	407.6	300.2
% of net sales	11.9%	11.5%	11.2%	8.0%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(0.4)	(0.9)	(0.8)	(1.1)
Loss (gain) on sale of businesses	0.2	—	8.2	(16.7)
Net interest expense	17.5	18.4	33.2	35.4
% of net sales	0.9%	0.9%	0.9%	0.9%
Income before income taxes and noncontrolling interest	210.4	208.4	367.0	282.6
Provision for income taxes	48.9	53.0	86.9	73.9
Effective tax rate	23.2%	25.4%	23.7%	26.2%
Net income before noncontrolling interest	161.5	155.4	280.1	208.7
Noncontrolling interest	—	1.3	—	2.9
Net income attributable to Pentair plc	$161.5	$154.1	$280.1	$205.8
Earnings per common share attributable to Pentair plc
Basic	$0.84	$0.76	$1.44	$1.01
Diluted	$0.82	$0.75	$1.41	$0.99
Weighted average common shares outstanding
Basic	193.1	202.1	194.7	203.5
Diluted	196.4	205.5	198.0	206.9
Cash dividends paid per common share	$0.25	$0.23	$0.50	$0.46

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 28, 2014	December 31, 2013
In millions
Assets
Current assets
Cash and cash equivalents	$174.4	$265.1
Accounts and notes receivable, net	1,302.2	1,334.3
Inventories	1,264.3	1,243.3
Other current assets	425.0	389.4
Total current assets	3,165.9	3,232.1
Property, plant and equipment, net	1,151.6	1,170.0
Other assets
Goodwill	5,097.1	5,134.2
Intangibles, net	1,718.3	1,776.1
Other non-current assets	483.9	430.9
Total other assets	7,299.3	7,341.2
Total assets	$11,616.8	$11,743.3
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$6.1	$2.5
Accounts payable	587.0	596.6
Employee compensation and benefits	298.5	347.1
Other current liabilities	885.5	664.0
Total current liabilities	1,777.1	1,610.2
Other liabilities
Long-term debt	2,739.0	2,552.6
Pension and other post-retirement compensation and benefits	291.4	324.8
Deferred tax liabilities	608.6	580.6
Other non-current liabilities	481.9	457.4
Total liabilities	5,898.0	5,525.6
Equity	5,718.8	6,217.7
Total liabilities and equity	$11,616.8	$11,743.3

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
	Six months ended
In millions	June 28, 2014	June 29, 2013
Operating activities
Net income before noncontrolling interest	$280.1	$208.7
Adjustments to reconcile net income before noncontrolling interest to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	(0.8)	(1.1)
Depreciation	73.6	73.7
Amortization	58.7	80.7
Deferred income taxes	10.9	17.3
Loss (gain) on sale of businesses	8.2	(16.7)
Share-based compensation	16.5	18.1
Excess tax benefits from share-based compensation	(7.8)	(6.2)
Loss on sale of assets	0.3	1.2
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	34.6	(55.0)
Inventories	(20.3)	22.4
Other current assets	(44.3)	(1.3)
Accounts payable	(6.9)	35.1
Employee compensation and benefits	(49.6)	6.6
Other current liabilities	91.2	2.8
Other non-current assets and liabilities	(29.4)	(0.2)
Net cash provided by (used for) operating activities	415.0	386.1
Investing activities
Capital expenditures	(59.6)	(88.0)
Proceeds from sale of property and equipment	2.7	3.6
Proceeds from sale of businesses, net	—	30.0
Acquisitions, net of cash acquired	—	(84.4)
Other	0.3	(0.6)
Net cash provided by (used for) investing activities	(56.6)	(139.4)
Financing activities
Net receipts (repayments) of short-term borrowings	3.9	—
Net receipts (repayments) of commercial paper and revolving long-term debt	198.8	289.6
Repayments of long-term debt	(12.9)	(5.8)
Debt issuance costs	—	(1.4)
Excess tax benefits from share-based compensation	7.8	6.2
Shares issued to employees, net of shares withheld	31.5	40.1
Repurchases of common shares	(450.7)	(483.6)
Dividends paid	(99.1)	(94.0)
Purchase of noncontrolling interest	(134.7)	—
Distribution to noncontrolling interest	—	(2.0)
Net cash provided by (used for) financing activities	(455.4)	(250.9)
Effect of exchange rate changes on cash and cash equivalents	6.3	(4.0)
Change in cash and cash equivalents	(90.7)	(8.2)
Cash and cash equivalents, beginning of period	265.1	261.3
Cash and cash equivalents, end of period	$174.4	$253.1
Free cash flow
Net cash provided by (used for) operating activities	$415.0	$386.1
Capital expenditures	(59.6)	(88.0)
Proceeds from sale of property and equipment	2.7	3.6
Free cash flow	$358.1	$301.7

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

		2014		2013
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Valves & Controls	$534.8	$633.9	$1,168.7	$585.8	$619.9	$1,205.7
Process Technologies	418.3	496.8	915.1	396.6	477.6	874.2
Flow Technologies	364.1	378.1	742.2	390.6	478.2	868.8
Technical Solutions	415.3	408.6	823.9	410.0	397.4	807.4
Other	(7.3)	(6.6)	(13.9)	(8.5)	(9.4)	(17.9)
Consolidated	$1,725.2	$1,910.8	$3,636.0	$1,774.5	$1,963.7	$3,738.2
Operating income (loss)
Valves & Controls	$52.2	$71.5	$123.7	$(18.6)	$56.9	$38.3
Process Technologies	46.3	82.4	128.7	43.4	76.8	120.2
Flow Technologies	27.5	35.4	62.9	31.4	59.3	90.7
Technical Solutions	76.2	73.6	149.8	53.3	65.1	118.4
Other	(22.3)	(35.2)	(57.5)	(35.2)	(32.2)	(67.4)
Consolidated	$179.9	$227.7	$407.6	$74.3	$225.9	$300.2
Operating income (loss) as a percent of net sales
Valves & Controls	9.8%	11.3%	10.6%	(3.2)%	9.2%	3.2%
Process Technologies	11.1%	16.6%	14.1%	10.9%	16.1%	13.7%
Flow Technologies	7.5%	9.4%	8.5%	8.0%	12.4%	10.4%
Technical Solutions	18.4%	18.0%	18.2%	13.0%	16.4%	14.7%
Consolidated	10.4%	11.9%	11.2%	4.2%	11.5%	8.0%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2014 to the “Adjusted” non-GAAP excluding the effect of 2014 adjustments (Unaudited)

	Actual	Forecast
In millions, except per-share data	Second Quarter	Full Year
Total Pentair
Net sales	$1,910.8	approx	$7,150
Operating income—as reported	227.7	approx	931
% of net sales	11.9%	approx	13.0%
Adjustments:
Restructuring and other	46.0	approx	69
Redomicile related expenses	8.8	approx	10
Operating income—as adjusted	282.5	approx	1,010
% of net sales	14.8%	approx	14.1%
Net income attributable to Pentair plc—as reported	161.5	approx	652
Loss on sale of business, net of tax	—	approx	6
Adjustments, net of tax	42.0	approx	62
Net income attributable to Pentair plc—as adjusted	$203.5	approx	$720
Earnings per common share attributable to Pentair plc—diluted
Diluted earnings per common share—as reported	$0.82	approx	$3.29 - $3.34
Adjustments	0.22	approx	0.36
Diluted earnings per common share—as adjusted	$1.04	approx	$3.65 - $3.70

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2014 and 2013 to the “Adjusted” non-GAAP excluding the effect of adjustments and Water Transport (Unaudited)

	2014		2013
In millions, except per-share data	First Quarter	Second Quarter	First Quarter	Second Quarter	Third Quarter	Full Year
Total Pentair
Net sales—as reported	$1,725.2	$1,910.8	$1,774.5	$1,963.7	$1,824.8	$7,479.7
Less: Net sales—Water Transport	(81.2)	(76.7)	(110.8)	(172.0)	(111.5)	(480.0)
Net sales—excluding Water Transport	$1,644.0	$1,834.1	$1,663.7	$1,791.7	$1,713.3	$6,999.7
Operating income—as reported	179.9	227.7	74.3	225.9	240.0	774.0
% of net sales	10.4%	11.9%	4.2%	11.5%	13.2%	10.3%
Adjustments:
Operating (income) loss—Water Transport	2.1	(1.3)	(8.0)	(20.9)	(10.1)	(31.5)
Inventory step-up and customer backlog	—	—	76.6	10.1	—	86.7
Restructuring and other	17.1	44.1	26.7	31.1	8.0	119.9
Pension and other post-retirement mark-to-market gain	—	—	—	—	—	(63.2)
Trade name impairment	—	—	—	—	—	11.0
Redomicile related expenses	1.5	8.8	—	—	—	5.4
Operating income—as adjusted, excluding Water Transport	200.6	279.3	169.6	246.2	237.9	902.3
% of net sales	12.2%	15.2%	10.2%	13.7%	13.9%	12.9%
Net income attributable to Pentair plc—as reported	118.6	161.5	51.7	154.1	172.8	536.8
Loss (gain) on sale of business, net of tax	6.1	—	(12.5)	—	—	(14.7)
Interest expense, net of tax	—	—	—	1.6	—	1.6
Adjustments, net of tax	16.8	39.1	73.5	15.9	(7.5)	99.5
Net income attributable to Pentair plc—as adjusted, excluding Water Transport	$141.5	$200.6	$112.7	$171.6	$165.3	$623.2
Earnings per common share attributable to Pentair plc—diluted
Diluted earnings per common share—as reported	$0.59	$0.82	$0.25	$0.75	$0.85	$2.62
Adjustments	0.12	0.20	0.29	0.09	(0.03)	0.43
Diluted earnings per common share—as adjusted, excluding Water Transport	$0.71	$1.02	$0.54	$0.84	$0.82	$3.05

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2014 to the “Adjusted” non-GAAP excluding the effect of 2014 adjustments and Water Transport (Unaudited)

	Actual	Forecast
In millions	Second Quarter	Full Year
Valves & Controls
Net sales	$633.9	approx	$2,460
Operating income—as reported	71.5	approx	302
% of net sales	11.3%	approx	12.3%
Adjustments:
Restructuring and other	17.9	approx	27
Operating income—as adjusted	89.4	approx	329
% of net sales	14.1%	approx	13.5%
Process Technologies
Net sales	$496.8	approx	$1,870
Operating income —as reported	82.4	approx	266
% of net sales	16.6%	approx	14.2%
Adjustments:
Restructuring and other	10.2	approx	13
Operating income—as adjusted	92.6	approx	279
% of net sales	18.6%	approx	15.0%
Flow Technologies
Net sales—as reported	$378.1	approx	$1,465
Less: Net sales—Water Transport	(77.8)	approx	(330)
Net sales—excluding Water Transport	$300.3	approx	$1,135
Operating income—as reported	35.4	approx	145
% of net sales	9.4%	approx	9.9%
Adjustments:
Operating (income) loss—Water Transport	(1.3)	approx	(16)
Restructuring and other	7.5	approx	10
Operating income—as adjusted, excluding Water Transport	41.6	approx	139
% of net sales	13.9%	approx	12.5%
Technical Solutions
Net sales	$408.6	approx	$1,710
Operating income—as reported	73.6	approx	341
% of net sales	18.0%	approx	19.9%
Adjustments:
Restructuring and other	3.2	approx	6
Operating income—as adjusted	76.8	approx	347
% of net sales	18.8%	approx	20.5%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,774.5	$1,963.7	$1,824.8	$1,916.7	$7,479.7
Operating income—as reported	74.3	225.9	240.0	233.8	774.0
% of net sales	4.2%	11.5%	13.2%	12.2%	10.3%
Adjustments:
Inventory step-up and customer backlog	76.8	10.1	—	—	86.9
Restructuring and other	27.4	32.4	8.7	61.6	130.1
Pension and other post-retirement mark-to-market gain	—	—	—	(63.2)	(63.2)
Trade name impairment	—	—	—	11.0	11.0
Redomicile related expenses	—	—	—	5.4	5.4
Operating income—as adjusted	178.5	268.4	248.7	248.6	944.2
% of net sales	10.1%	13.7%	13.6%	13.0%	12.6%
Net income attributable to Pentair plc—as reported	51.7	154.1	172.8	158.2	536.8
Gain on sale of businesses, net of tax	(12.5)	—	—	(2.2)	(14.7)
Interest expense, net of tax	—	1.6	—	—	1.6
Adjustments, net of tax	80.8	33.5	1.1	18.0	133.4
Net income attributable to Pentair plc—as adjusted	$120.0	$189.2	$173.9	$174.0	$657.1
Earnings per common share attributable to Pentair plc—diluted
Diluted earnings per common share—as reported	$0.25	$0.75	$0.85	$0.78	$2.62
Adjustments	0.33	0.17	0.01	0.08	0.59
Diluted earnings per common share—as adjusted	$0.58	$0.92	$0.86	$0.86	$3.21

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments and Water Transport (Unaudited)

In millions	Second Quarter	Third Quarter	Full Year
Valves & Controls
Net sales	$619.9	$611.5	$2,469.2
Operating income (loss)—as reported	56.9	76.6	161.4
% of net sales	9.2%	12.5%	6.5%
Adjustments:
Restructuring and other	17.0	3.7	60.8
Inventory step-up and customer backlog	10.0	—	80.6
Operating income—as adjusted	83.9	80.3	302.8
% of net sales	13.5%	13.1%	12.3%
Process Technologies
Net sales	$477.6	$421.2	$1,765.9
Operating income—as reported	76.8	57.1	243.2
% of net sales	16.1%	13.6%	13.7%
Adjustments:
Restructuring and other	2.7	2.8	9.6
Inventory step-up and customer backlog	—	—	0.4
Operating income—as adjusted	79.5	59.9	253.2
% of net sales	16.6%	14.2%	14.2%
Flow Technologies
Net sales—as reported	$478.2	$397.2	$1,618.5
Less: Net sales—Water Transport	(173.2)	(115.7)	(486.8)
Net sales—excluding Water Transport	$305.0	$281.5	$1,131.7
Operating income—as reported	59.3	48.8	149.7
% of net sales	12.4%	12.3%	9.2%
Adjustments:
Operating (income) loss—Water Transport	(20.9)	(10.1)	(31.5)
Restructuring and other	2.9	—	14.1
Operating income—as adjusted, excluding Water Transport	41.3	38.7	132.3
% of net sales	13.5%	13.8%	11.7%
Technical Solutions
Net sales	$397.4	$405.9	$1,663.4
Operating income—as reported	65.1	82.2	285.0
% of net sales	16.4%	20.3%	17.1%
Adjustments:
Restructuring and other	4.9	1.5	20.7
Tradename impairment	—	—	11.0
Inventory step-up and customer backlog	—	—	5.7
Operating income—as adjusted	70.0	83.7	322.4
% of net sales	17.6%	20.6%	19.4%